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                                  EXHIBIT 99.1

                     PRESS RELEASE DATED FEBRUARY 10, 1998

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                           [Wall Street Relations Group Letterhead]


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COMPANY CONTACT:                                          MEDIA AND INVESTOR CONTACT:
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Dr. Ogden Forbes, Chief Knowledge/Research Officer        Pamela Constantino, President
Shopping.com                                              Wall Street Relations Group
Tel: 714/640-4393                                         Tel: 714/250-9040
oforbes@shopping.com                                      http://WallStreetRelations.com
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FOR IMMEDIATE RELEASE
---------------------

                    SHOPPING.COM SIGNS NATIONAL MARKETING AND
               DISTRIBUTION AGREEMENT WITH EN POINTE TECHNOLOGIES
    200+ Sale Force to Sell Shopping.com's Products to Fortune 500 Companies

CORONA DEL MAR, CALIF. - FEB. 10, 1998 - SHOPPING.COM (OTCBB:IBUY), an innovative online retailer of a wide range of brand name consumer and business products, announced today that it has signed a two-year marketing and distribution agreement with En Pointe Technologies, Inc. (NASDAQ: ENPT), a leading national provider of information technologies and services. En Pointe's direct sales force, in excess of 200, will sell Shopping.com's 15,000 business and office products line to Fortune 500 companies.

Shopping.com currently markets its vast array of products via its website on the Internet to medium-and small-size businesses. "En Pointe is a $500 million company that has established distribution channels directly to the Fortune 500 companies," said, Robert J. McNulty, chief executive officer of Shopping.com. "This agreement will enable Shopping.com to not only tap into En Pointe's extensive sales network, but to secure a stronger hold in the $120 billion business and office products industry."

Shopping.com innovative Internet-based electronic retailer that markets an immense selection of low price, top brand name consumer and commercial products via its website. Utilizing state-of-the-art proprietary technology, Shopping.com offers Internet shoppers over one million products, ranging from computers, books and office supplies, to music Cds and videos.